Exhibit 5.1

[Letterhead of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC]

August 22, 2013

Board of Directors

Mid-America Apartment Communities, Inc.

6584 Poplar Avenue, Suite 300

Memphis, TN 38138

Re:	Mid-America Apartment Communities, Inc. - Registration Statement on Form S-4, as amended

Gentlemen:

We have acted as counsel to Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company”), in connection with the registration of 33,567,969 shares of the Company’s common stock, par value $0.01 per share (the “Merger Shares”), which may be issued in connection with the Parent Merger contemplated by the Agreement and Plan of Merger, dated as of June 3, 2013 (the “Merger Agreement”), by and among the Company, Mid-America Apartments, L.P., Martha Merger Sub, LP, Colonial and Colonial Realty Limited Partnership in respect of the outstanding shares of beneficial interest of Colonial Properties Trust, under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement on Form S-4 (File No. 333-190027 filed by the Company on July 19, 2013, as amended by Amendment No. 1 to the Registration Statement on Form S-4 filed by the Company on August 22, 2013 (the “Registration Statement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments, certificates and documents (collectively, the “Documents”) as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of the Documents submitted to us, the authenticity of the Documents, and the conformity to authentic original documents of the Documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations, warranties, covenants and statements of fact made in the Documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Company is duly formed and existing under and by virtue of the laws of the State of Tennessee and in good standing with the Secretary of State of the State of Tennessee; and

(b) When issued and delivered by the Company at the Parent Merger Effective Time in accordance with, and in exchange for the consideration as provided in, the Merger Agreement, the Merger Shares will have been duly authorized for issuance by all necessary corporate action on the part of the Company, and the Merger Shares will be validly issued, fully paid and non-assessable.

Our opinion is subject to the following qualifications and limitations:

(a) The foregoing opinion is limited to the corporation laws of the State of Tennessee, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Tennessee, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Tennessee, we do not express any opinion on such matter.

(b) The opinions set forth herein are expressed as of the date hereof, and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts or the law upon which such opinions are based.

This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations thereunder.

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, a professional corporation

By:	/s/ Richard F. Mattern
Richard F. Mattern Authorized Representative